Exhibit 10.1
Southwest Iowa Renewable Energy, LLC

June 17, 2010

ICM, Inc.
310 North First Street
Colwich, KS 67030

Commerce Bank, N.A.
Clayton Banking Center
P.O. Box 11573
St. Louis, MO 63105

LOAN SATISFACTION AGREEMENT

Ladies and Gentlemen:

Upon acceptance by you, this letter will confirm our agreement as follows:

1.
As of the date hereof, Southwest Iowa Renewable Energy, LLC (“SIRE”) has an outstanding bridge loan from Commerce Bank, N.A. (“Commerce”) in the principal amount of $8,773,299.75, which loan matured on June 15, 2010 (the “Bridge Loan”).  Credit support for the Bridge Loan is provided by Letter of Credit No. 08SBLC0345 issued by INTRUST Bank, N.A. in favor of Commerce for the account of ICM, Inc. (“ICM”)(the “L/C”).

2.
SIRE, Commerce, and ICM have acknowledged and agreed that upon maturity of the Bridge Loan, ICM will pay to Commerce the sum of $8,773,299.75, in payment in full of all principal, accrued interest and other fees and expenses under the Bridge Loan (such amount, the “Payoff Amount”).  Upon receipt of the Payoff Amount, Commerce acknowledges and agrees that (a) ICM and SIRE shall be released from any and all liabilities and obligations under the Bridge Loan and the L/C, (b) the L/C shall be promptly surrendered, cancelled and terminated, and (c) Commerce shall execute any and all additional agreements, instruments and other documents required to effectuate the foregoing.

3.
Upon payment of the Payoff Amount to Commerce by ICM, SIRE shall issue a Convertible Subordinated Term Loan Note to ICM (the “ICM Term Note”), in form and substance satisfactory to ICM, in an amount equal to the Payoff Amount plus $1,196,516.33, the amount due to ICM as set forth in Section 4(d) of that certain Series C Unit Issuance Agreement, dated March 7, 2008, by and among ICM and SIRE (as amended from time to time, the “Series C Unit Issuance Agreement”).  ICM shall execute and deliver (a) that certain Subordination Agreement with AgStar Financial Services, PCA and Bunge N.A. Holdings, Inc.

(“Bunge”) and (b) that certain Intercreditor Agreement with Bunge, each in form and substance satisfactory to ICM.

4.
This loan satisfaction agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

5.
This loan satisfaction agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

6.	This loan satisfaction agreement shall for all purposes be interpreted, governed by and construed in accordance with the internal laws of the State of Iowa.

If the foregoing is acceptable to you, please indicate by placing your signature in the appropriate space set forth below, whereupon this letter shall become a binding obligation of each of the undersigned.

Very truly yours,

Southwest Iowa Renewable Energy, LLC

By:	/s/ Brian T. Cahill
Name: Brian T. Cahill.
Title: President

AGREED AND ACCEPTED this 17th day of June, 2010.

ICM, Inc.

By:  /s/ Brian Burris
Name:  Brian Burris
Title: Secretary & General Counsel

AGREED AND ACCEPTED this 17th day of June, 2010.

Commerce Bank, N.A.

By:  /s/ Anthony Clarkson
Name: Anthony Clarkson
Title:  VP & Sr. Relationship Manager